EXHIBIT 21.1

SUBSIDIARIES OF REGISTRANT

AS OF OCTOBER 31, 2013

ABM INDUSTRIES INCORPORATED

(*) ABM Janitorial Services, Inc.

ABM Janitorial Services – Mid-Atlantic, Inc.

ABM Janitorial Services – North Central, Inc.

ABM Janitorial Services – Northeast, Inc.

ABM Janitorial Services – Northwest, Inc.

ABM Janitorial Services – South Central, Inc.

Servall Services Inc.

ABM Janitorial Services – Southeast, LLC

ABM Government Services, Inc.**

ABM Industrial Services, Inc.

ABM Services, Inc.

Southern Management ABM, LLC

ABM Janitorial Services Co., Ltd.

Canadian Building Maintenance Company, Ltd.

Supreme Building Maintenance, Ltd.

Diversco, Inc.

OneSource Facility Services, Inc.

OneSource Holdings, LLC

OneSource Servicos de Mexico S.A. de C.V.

FCI Servicos de Mexico S.A. de C.V.

FCI Servisitema S.A. de C.V.

ABM Security Services, Inc.

ABM Shared Services, Inc.

ABM Parking Services, Inc.

Ampco Pacific Airpark, LLC***

FSP PPM Management, LLC****

Five Star U Street Metropolitan Airport Parking, LLC****

FSP PPM Oakland Airport Management, LLC****

Five Star/Universal Joint Venture****

Air Serv Corporation

Air Serv Facility Services, Inc.

Omni Serv Limited

Amtech Energy Services**

Amtech Reliable Elevator Company of Texas**

OneSource Services, LLC

HHA Services, Inc.

ABM Facility Solutions Group, LLC

REEP, Inc.

ABM Government Services, LLC

Linc Government Services Afghanistan Branch, LLC

Ferguson-Williams LLC

FWH, LLC****

TSAY/Ferguson-Williams, LLC****

AFH Services, LLC****

TC&S/Ferguson-Williams, LLC****

J&J/BMAR Joint Venture, LLC****

EML/BMAR Joint Venture, LLC****

EML/BMAR Joint Venture II, LLC****

EML/BMAR Joint Venture III, LLC****

EML/BMAR Joint Venture IV, LLC****

EML/BMAR Joint Venture V, LLC****

EML/BMAR Joint Venture VI, LLC****

EJB Facility Services JV LLC****

Derichebourg/BMAR Joint Venture****

ABM Facility Services, Inc.

Linc Facility Services Canada, ULC

DT-Linc, LLC (JV)****

Skyline Management Group, JV****

Trio Facility Management, LLC****

A. Anthony – ABMFS, LLC****

Linc International, Inc.

Linc Facility Services UAE, LLC

Linc Facility Services Iraq LLC

Wassl Al-Iraq Project Services & General Contracting LLPC

Linc Facility Services ME, LLC

Linc Facility Services Saudi Arabia, LLC****

Linc Facility Services Egypt, LLC (Egyptian Co.)****

Linc Facility Services, WLL****

ABM Franchising Group, LLC

GreenHomes America, LLC

ABM Building & Energy Solutions, Inc.

ABM Building Solutions, LLC

ABM Building Services, LLC

ABM Electrical Power Solutions, LLC

ABM Electrical Power Services, LLC

ABM Health, Inc.

ABM Electrical Network, Inc.

ABM Electrical & Lighting Solutions, Inc.

*	Subsidiary relationship to Company or to subsidiary parents shown by progressive indentation.
**	Inactive companies
***	Limited Partnership
****	Joint Venture